UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2011

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 326— 11th Avenue SW Calgary, Alberta, Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Oilsands Quest Inc. (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) dated January 14, 2011 with Knight Capital Americas, L.P. (the “Agent”). Under the Distribution Agreement, the Company may issue and sell from time to time through the Agent, shares of its common stock, $0.001 par value per share, up to an aggregate gross sales price of $20,000,000 (the “Shares”). The Distribution Agreement provides that the Company will pay the Agent a commission fee equal to 4% of the gross sales price of the Shares placed by the Agent in a particular transaction.

The obligations of the Agent under the Distribution Agreement are subject to certain conditions precedent, including the absence of any material adverse change in the Company’s business and the receipt of certain opinions, letters and certificates from the Company’s counsel, the Company’s independent auditors and the Company. Additionally, the obligations of the Agent under the Distribution Agreement may be terminated at its discretion upon the occurrence of certain stated events. The Distribution Agreement also provides that the Company will indemnify the Agent and its affiliates, directors, officers, and each person who controls the Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) against certain liabilities and expenses. In addition, the Agent will indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement (as defined in the Distribution Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, but only with respect to losses or claims arising out of or based upon any untrue statement or omission made in reliance upon information relating to the Agent furnished by the Agent to the Company in writing expressly for use in the Registration Statement. The Company and the Agent have also agreed to contribute to payments that may be required to be made in respect of such liabilities.

Neither the Company nor the Agent has any obligation to enter into a transaction pursuant to the Distribution Agreement, and the Company and the Agent each has the right, in its sole discretion, to reject any offer to purchase Shares, as a whole or in part.

Under the Distribution Agreement, the Agent has agreed that it will not offer the Shares in Canada or through the means of any Canadian exchange or over-the-counter market.

Item 8.01            Other Events.

On January 17, 2011, the Company issued a press release relating to the establishment of the financing program described above. The press release is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated January 14, 2011.

99.1	Press release dated January 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2011	Oilsands Quest Inc. (Registrant)

	By:	/s/ Leigh Peters
Name: Leigh Peters
Title: Vice President Legal and Corporate Secretary

EXHIBIT INDEX

Exhibit No.                       Description

1.1	Equity Distribution Agreement, dated January 14, 2011.

99.1	Press release dated January 17, 2011.